UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2024

AQUA METALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37515	47-1169572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5370 Kietzke Lane, Suite 201 Reno, Nevada 89511
(Address of principal executive offices)(Zip Code)

(775) 446-4418
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock: Par value $0.001	Trading Symbol(s) AQMS	Name of each exchange on which registered Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 18, 2024, Aqua Metals, Inc. (the “Company”) entered into a Securities Purchase Agreement with eight accredited investors in connection with a private placement of secured promissory notes (“Notes”) in the aggregate principal amount of $1,500,000 and common stock purchase warrants (“Warrants) to purchase 750,000 shares of the Company’s common stock. The Securities Purchase Agreement includes customary representations, warranties, and covenants by the investors and the Company. Certain officers and directors of the Company purchased Notes in the aggregate amount of $850,000.

The Notes accrue interest at the rate of 20% per annum, subject to a payment of a minimum of 12 months interest in the event of prepayment. The entire principal amount evidenced by the Notes plus all accrued and unpaid interest is due on December 31, 2025. The Company’s obligations under the Notes are secured by a first lien on the Company’s strategic metal inventory and a second lien on all other assets of the Company.

Each Note purchaser received a Warrant to purchase share of the Company’s common stock in an amount equal to the principal amount of the investor’s Note divided by two, for a total of 750,000 shares of common stock. The Warrants are exercisable over a five-year period at an exercise price of $1.92 per share and are convertible to shares of common stock of the Company upon a change in control of the Company. The investors did not receive registration rights with regard to the shares of common stock issuable upon exercise of the Warrants, however the Warrants do contain a customary cashless exercise provision.

The private placement closed on December 19, 2024 for the gross proceeds of $1,500,000.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 19, 2024, the Company closed on a private placement of Notes in the aggregate principal amount of $1,500,000, as more fully described in Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities

On December 19, 2024, the Company closed on a private placement of securities as more fully described in Item 1.01 above. The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Section 4(a)(2) of the Act and Rule 506 thereunder. The offer and sale of the securities was conducted directly by the Company and no commissions, fees or other form of compensation was paid or payable in connection with the placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: December 23, 2024	/s/ Judd Merrill
Judd Merrill
Chief Financial Officer